EX-12(b)

[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]

                              April 26, 2007

The Board of Trustees
College Retirement Equities Fund
730 Third Avenue
New York, New York 10017-3206

Re:	College Retirement Equities Fund
File Nos. 33-00480 and 811-04415

Ladies and Gentlemen:

                    We hereby consent to the reference to our name under the caption “Legal Matters” in the Statement of Additional Information filed as a part of post-effective amendment No. 40 to the above captioned registration statement on Form N-3. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ Steven B. Boehm
Steven B. Boehm